SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 19, 2007

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NT HOLDING CORP.

(Exact name of registrant as specified in Charter)

NEVADA	000-15303	73-1215433
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8th Floor, No. 211 Johnston Road

Wanchai, Hong Kong

(Address of Principal Executive Offices)

852-2836-6202

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

1.01

On June 19, 2007 the Company’s majority shareholder, Liu Xiu Lun (“Liu”) entered into a Stock Purchase Agreement (the “Agreement”) with PNC Labs, Inc, a Nevada corporation (the “Purchaser”).

Pursuant to the terms of the Agreement with Liu, the Purchaser will transfer to Liu total consideration of $350,000.00 in exchange for an aggregate of 18,279,608 shares of common stock in the Company.  The consideration shall be paid to Liu according to a payment schedule set forth in the Agreement beginning June 19, 2007 and ending July 31, 2008.

Upon closing of this transaction, a change of control of the Company will occur.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

2.01

On June 19, 2007, the Agreement set forth in section 1.01 above was completed and closed.

Pursuant to the terms of the Agreement with Liu, the Purchaser has transferred to Liu the first payment of $50,000.00 of the total consideration of $350,000.00 in exchange for an aggregate of 18,279,608 shares of common stock in the Company.  The remaining consideration shall be paid to Liu according to a payment schedule set forth in the Agreement.

A change of control of the Company has occurred.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

5.01

Pursuant to the transactions completed by the Stock Purchase Agreements described above in Item 2.01, there has been a change in control of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The  Agreement are incorporated by reference and attached hereto as Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2007

NT Holding Corp.

By:	/s/ Chun Ka Tsun
Chun Ka Tsun
Chairman and Chief Executive Officer